SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 AND 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 12, 2003 (OCTOBER 14, 2003)


                                U.S. ENERGY CORP.
                                -----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          WYOMING                   0-6814                         83-205516
----------------------------     ------------                -------------------
(STATE OR OTHER JURISDICTION     (COMMISSION                 (I.R.S.  EMPLOYER
     OF INCORPORATION)             FILE NO.)                 IDENTIFICATION NO.)


GLEN  L.  LARSEN  BUILDING
877  NORTH  8TH  WEST
RIVERTON,  WY                                                           82501
----------------------------------------                             -----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP  CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (307) 856-9271


                                 NOT APPLICABLE
                                 --------------
              (FORMER NAME, FORMER ADDRESS OR FORMER FISCAL YEAR,
                          IF CHANGED FROM LAST REPORT)

ITEM  5.  OTHER  EVENTS.

     On October 14, 2003, U.S. Energy Corp. and its subsidiary, Crested Corp., (as Plaintiffs) filed a Cross-Appeal of the Judgment entered by the U.S. District Court of Colorado on August 1, 2003, awarding them $20,044,183 against Nukem, Inc. and its subsidiary Cycle Resource Investment Corporation (herein "Nukem").

     On October 3, 2003, Nukem filed a Notice of Appeal to the Tenth Circuit Court of Appeals (10th Circuit), appealing the August 1, 2003 Judgment against it as well as appealing both the Court's Orders of July 30, 2003 and September 10, 2003 which denied Nukem's motion to correct certain findings or statements in the Court's Order of July 30, 2003.

     Consequently, on October 14, 2003, U.S. Energy Corp. and Crested Corp. filed their Notice of Cross-Appeal likewise appealing the Court's Judgment of August 1, 2003; the Court's earlier Order of July 30, 2003, and the Court's September 11, 2003 Order denying Plaintiffs' post-Judgment motion. The Court found in this last Order that the Special Master did not err in finding the purchase rights for uranium from the CIS republics were extinguished on December 31, 2001. The District Court further refused to award U.S. Energy Corp. and Crested Corp. prejudgment interest of $7,901,672 on the $13,577,820 portion of the $20,044,183 Judgment awarded them against Nukem.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)  Financial  statements  of  business  acquired.  Not  applicable.

     (b)  Pro  forma  financial  information.  Not  applicable.

     (c)  Exhibits.  Not  applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       U.S.  ENERGY  CORP.



Dated:  November  12,  2003            By:    /s/  Daniel  P.  Svilar
                                           -------------------------------------
                                           Secretary